Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Fabrizzio Busso-Campana, Chief Executive Officer (Principal Executive Officer) of Crystal International Travel Group, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•           the Annual Report on Form 10-KSB of the Company for the annual period ended July 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    July 2, 2007.

/s/ Fabrizzio Busso-Campana
Fabrizzio Busso-Campana
Chief Executive Officer (Principal Executive Officer)

I, Peter Gallic, Chief Financial Officer (Principal Financial Officer) of Crystal International Travel Group, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•           the Annual Report on Form 10-KSB of the Company for the annual period ended July 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    July 2, 2007.

/s/ Peter Gallic
Peter Gallic
Chief Financial Officer (Principal Financial Officer)